Exhibit 99.1

BLINK CHARGING ANNOUNCES STRONG FIRST QUARTER 2023 RESULTS

●	First quarter 2023 total revenues increased 121% to $21.7 million compared to $9.8 million in first quarter of 2022
●	216% increase in service revenues(1) to $4.8 million in first quarter of 2023 compared to $1.5 million in first quarter of 2022
●	911% increase in network fees to $1.6 million in first quarter of 2023 compared to $0.2 million in first quarter of 2022
●	186% increase in gross profit to $4.5 million in first quarter of 2023 compared to $1.6 million in first quarter of 2022
●	6,461 charging stations contracted, deployed or sold in Q1 2023; 72,939 charging stations contracted, sold or deployed to date
●	Following the close of the quarter, Blink subsidiary Blink Mobility acquires Envoy Technologies

Miami Beach, Fla., (May 9, 2023) -- Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for its first quarter ended March 31, 2023.

The following top-line highlights are in thousands of dollars and unaudited.

	Three Months Ended
	March 31,
	2023	2022	Increase
Product Sales	$16,389	$8,052	104%
Service Revenues (1)	4,765	1,507	216%
Other Revenues(2)	514	241	113%
Total Revenues	$21,668	$9,800	121%

(1)	Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.
(2)	Other Revenues consist of other revenues, warranties, and grants and rebates.

“Following a landmark year of incredible growth and opportunity for Blink, our first quarter performance delivered an exceptionally strong start to 2023, including total revenue growth of 121%,” said Brendan Jones, President and Chief Executive Officer.

“We have a world class team in place and as we move through the year and beyond, our focus remains on continuing to develop and bring to market our advanced and innovative technology, products and services. Likewise, we are expanding our manufacturing capabilities in the U.S. and internationally, to enhance our ability to meet consumer demands and exceed customer expectations as more and more drivers worldwide transition to EVs. Blink is fundamentally changing the way the U.S. and the world think about EV charging, and our robust pipeline reflects the strength of our brand and the recognition of our technology and capabilities in the marketplace.”

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First Quarter Financial Results

Revenues

Total Revenues increased 121% to $21.7 million for the first quarter of 2023 compared to the first quarter of 2022.

Product Sales increased 104% to $16.4 million in the first quarter of 2023, an increase of $8.3 million from the same period in 2022 primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers, as well as revenues from the 2022 acquisitions.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues, increased 216% to $4.8 million in the first quarter of 2023, up $3.3 million from the first quarter of 2022, primarily driven by greater utilization of chargers, an increased number of chargers on the Blink networks, revenues associated with the Blink Mobility ride-sharing service program, and revenues from the 2022 acquisitions.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, increased 113% to $514 thousand in the first quarter of 2023, compared to $241 thousand in the first quarter of 2022.

Gross Profit

Gross Profit increased 186% to $4.5 million, or 21.0% of revenue, in the first quarter of 2023, compared to gross profit of $1.6 million, or 16.2% of revenue, in the first quarter of 2022. Gross margin declined in in first quarter of 2023, when compared to fourth quarter of 2022, due primarily to significantly more sales of contract manufactured chargers, which carry a lower overall contribution margin compared to the units manufactured in-house. As Blink continues its transition to in-house manufacturing, the gross margin profile is expected to improve throughout 2023 and into 2024.

Net Loss and Loss Per Share

Net Loss for the first quarter of 2023 was $29.8 million, or $(0.53) per share, compared to a Net Loss of $15.1 million, or $(0.36) per share in the first quarter of 2022.

Adjusted EBITDA (3) and Adjusted EPS (4)

Adjusted EBITDA for the first quarter of 2023 was a loss of $17.8 million compared to an Adjusted EBITDA loss of $12.4 million in the prior year period. Adjusted EBITDA as a percentage of revenues for the first quarter of 2023 improved over 4,400 basis points compared to the first quarter of 2022.

Adjusted EPS for the first quarter of 2023 was $(0.49) compared to Adjusted EPS of $(0.34) in the first quarter of 2022 and compared to Adjusted EPS of $(0.41) in the fourth quarter of 2022.

Cash and cash equivalents

As of March 31, 2023, Cash and Cash Equivalents totaled $103.2 million.

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Looking Forward

Mr. Jones continued, “With our visibility today, for full year 2023, we continue to target revenues in the range of $100 million to $110 million and gross margin in excess of 30%.”

(3)	Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, stock-based compensation, and acquisition related costs) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

(4)	Adjusted EPS (defined as earnings (loss) per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as acquisition-related costs, amortization expense of intangible assets and additional stock-based compensation expense. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Recent Highlights:

●	On March 16, Blink Charging announced an IDIQ contract with the United States Postal Service to provide up to 41,500 EV charging stations and network services by Blink and others.
●	Launched five new products at the Consumer Electronics Show (CES) 2023, including the Vision, EQ 200, Series 3, PQ 150, and 30kW DC Fast Charger, which are designed to serve the increasing demands of the growing EV markets across the U.S., Europe, Asia and Latin America.
●	Blue Corner signed a 4-year agreement with APCOA to deploy and maintain EV chargers in parking facilities in Belgium. APCOA manages 1.8 million parking spaces in 13 European countries at approximately 12,000 locations.
●	Signed collaborative agreement with Citybest to provide needed EV chargers in Latin America and advance the EV charging ecosystem in the region.
●	Collaborated with three local companies in Costa Rica to extend the Blink footprint and promote vehicle electrification in the region.
●	Entered into an exclusive agreement with Mitsubishi Motors North America to make available Blink chargers and turnkey install services for all 323 U.S. dealerships.
●	Selected as national supplier with Vizient for the marketing and potential deployment of Blink charging stations and related services for Vizient members.
●	Teamed up with Hertz to provide EV charging during Superbowl weekend in the greater Phoenix area.
●	Launched the newly redesigned Blink mobile charger, directly addressing the needs of EV fleet operators, roadside assistance providers, insurance companies, auto manufacturers, and public roadway assistance programs.
●	Successfully completed an upsized public offering of approximately $100 million.
●	Completed the integration and rebranding of recently acquired SemaConnect India to Blink.
●	Awarded a Multiple Award Schedule (MAS) contract by the U.S. General Services Administration (GSA) allowing government customers and federal agencies to easily purchase Blink EV equipment and services.
●	Rebranded EB Charging to Blink Charging UK following its acquisition in April 2022 providing a significant visible footprint of more than 1,225 chargers in the United Kingdom and Ireland.
●	Announced the acquisition of Envoy Technologies by its wholly owned subsidiary Blink Mobility. Blink expects to realize synergies from combining Envoy with its car-sharing division, Blink Mobility.

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss first quarter 2023 results today, May 9, 2023 at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/48249

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers, please dial (973) 528-0016. Callers should use access code: 848920.

A replay of the teleconference will be available until June 8, 2023, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 48249.

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended
	March 31,
	2023	2022
Revenues:
Product sales	$16,389	$8,052
Charging service revenue - company-owned charging stations	2,885	1,107
Network fees	1,628	161
Warranty	393	67
Grant and rebate	49	75
Ride-sharing services	252	239
Other	72	99

Total Revenues	21,668	9,800

Cost of Revenues:
Cost of product sales	11,731	6,044
Cost of charging services - company-owned charging stations	887	523
Host provider fees	1,647	551
Network costs	437	234
Warranty and repairs and maintenance	948	111
Ride-sharing services	637	426
Depreciation and amortization	838	325

Total Cost of Revenues	17,125	8,214

Gross Profit	4,543	1,586

Operating Expenses:
Compensation	22,709	9,259
General and administrative expenses	8,478	4,427
Other operating expenses	4,195	2,942

Total Operating Expenses	35,382	16,628

Loss From Operations	(30,839)	(15,042)

Other Income (Expense):
Interest income	(617)	-
Foreign transaction gain	1,807	3
Change in fair value of derivative and other accrued liabilities	10	-
Other income (expense), net	50	(104)

Total Other (Expense) Income	1,250	(101)

Loss Before Income Taxes	$(29,589)	$(15,143)

Provision for income taxes	(212)	-

Net Loss	$(29,801)	$(15,143)

Net Loss Per Share:
Basic	$(0.53)	$(0.36)
Diluted	$(0.53)	$(0.36)

Weighted Average Number of
Common Shares Outstanding:
Basic	56,469,928	42,437,823
Diluted	56,469,928	42,437,823

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	March 31, 2023	December 31, 2022
	unaudited
Assets
Current Assets:
Cash and cash equivalents	$103,202	$36,562
Accounts receivable, net	27,883	23,581
Inventory, net	39,524	34,740
Prepaid expenses and other current assets	5,211	4,399

Total Current Assets	175,820	99,282
Restricted cash	78	71
Property and equipment, net	27,666	25,862
Operating lease right-of-use asset	5,095	4,174
Intangible assets, net	25,072	26,582
Goodwill	204,244	203,710
Other assets	3,025	2,861

Total Assets	$441,000	$362,542

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$28,621	$24,585
Accrued expenses and other current liabilities	12,808	13,109
Notes payable	10	10
Current portion of operating lease liabilities	2,037	1,738
Current portion of financing lease liabilities	301	306
Current portion of deferred revenue	11,496	10,572

Total Current Liabilities	55,273	50,320
Contingent consideration	1,323	1,316
Consideration payable	40,620	40,608
Operating lease liabilities, non-current portion	3,744	3,030
Financing lease liabilities, non-current portion	321	408
Other liabilities	649	645
Deferred revenue, non-current portion	5,406	5,258

Total Liabilities	107,336	101,585

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 60,370,374 and 51,476,445 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	60	51
Additional paid-in capital	701,331	597,982
Accumulated other comprehensive loss	(3,896)	(3,046)
Accumulated deficit	(363,831)	(334,030)

Total Stockholders’ Equity	333,664	260,957

Total Liabilities and Stockholders’ Equity	$441,000	$362,542

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Three Months Ended
	March 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(29,801)	$(15,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,166	758
Non-cash lease expense	438	55
Change in fair value of contingent consideration	8	-
Loss on disposal of fixed assets	(37)	-
Change in fair value of derivative and other accrued liabilities	10	-
Provision for bad debt	555	502
Provision for slow moving and obsolete inventory	(1,701)	295
Stock-based compensation:
Common stock	3,685	507
Options	4,090	1,455
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(4,377)	(1,722)
Inventory	(3,202)	(698)
Prepaid expenses and other current assets	(590)	297
Interco	-	-
Other assets	(181)	(288)
Accounts payable and accrued expenses	3,876	2,120
Other liabilities	4	101
Lease liabilities	(346)	(66)
Deferred revenue	226	444

Total Adjustments	5,624	3,760

Net Cash Used In Operating Activities	(24,177)	(11,383)

Cash Flows From Investing Activities:
Purchases of intangible assets	(550)	-
Purchases of property and equipment	(1,665)	(1,368)

Net Cash Used In Investing Activities	(2,215)	(1,368)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	94,766	-
Proceeds from exercise of options and warrants	835	69
Repayment of financing liability in connection with finance lease	(92)	-
Payment of financing liability in connection with internal use software	(149)	(146)

Net Cash (Used In) Provided By Financing Activities	95,360	(77)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,321)	(158)

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	66,647	(12,986)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	36,633	175,049

Cash and Cash Equivalents and Restricted Cash - End of Period	$103,280	$162,063

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$103,202	$161,984
Restricted cash	78	79
	$103,280	$162,063

[1] Includes gross proceeds of $100,000, less issuance costs of $5,654.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended
	March 31,
	2023	2022
Net Loss	$(29,800)	$(15,143)
Add:
Interest Expense	617	-
Provision for Income Taxes	207	-
Depreciation and amortization	3,186	758
EBITDA	(25,790)	(14,385)
Add:
Stock-based compensation	7,776	1,962
Acquisition-related costs	232	58
Adjusted EBITDA	$(17,782)	$(12,365)

The following table reconciles EPS attributable to Blink Charging Co. to Adjusted EPS for the periods shown:

	For The Three Months Ended
	March 31,
	2023	2022
Net Income - per diluted share	$(0.53)	$(0.36)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.04	0.02
Adjusted EPS	$(0.49)	$(0.34)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK), a leader in electric vehicle (EV) charging equipment, has contracted, sold, or deployed nearly 73,000 charging ports worldwide, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations worldwide. Blink’s principal line of products and services includes the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including SemaConnect, Blink Charging UK, Blue Corner, BlueLA and Envoy. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to half of passenger cars sold in the US by 2030, Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This presentation contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Such statements include, but are not limited to, statements about (i) delays in product development and deployment, (ii) market acceptance of our EV charging products and related services, (iii) technological change in the EV charging equipment industry, (iv) competition in EV markets generally in the United States and abroad, (v) results and costs associated with governmental investigations and litigation, (vi) intellectual property issues, and (vii) other aspects of our business identified in this press release, as well as in our periodic reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those expressed or implied by these forward-looking statements because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. Various factors, including but not limited to the risks described from time to time in Blink Charging Co.’s periodic reports with the SEC, including, without limitation, the risks described in Blink Charging Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. All information is current as of the date this press release is issued, and except as required by law, Blink Charging Co. does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

Non-GAAP Disclosure

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding the results of operations of the Company. The non-GAAP Adjusted EBITDA financial measure used by the Company is intended to provide an enhanced understanding of our underlying operational measures to manage the Company’s business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from this non-GAAP financial measure to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Jon Myers

PR@BlinkCharging.com

305-521-0200 ext. 266

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